     As filed with the Securities and Exchange Commission on March 14, 2000
                         Registration Statement No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               THE GOOD GUYS, INC.
               (Exact name of issuer as specified in its charter)


      Delaware                                      94-2366177
(State of Incorporation)                 (IRS Employer Identification Number)

                              7000 Marina Boulevard
                         Brisbane, California 94005-1030
                            Telephone: (650) 615-5000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Vance R. Schram
                               The Good Guys, Inc.
                              7000 Marina Boulevard
                         Brisbane, California 95005-1030
                            Telephone: (650) 615-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Richard W. Canady, Esq.
                 Howard, Rice, Nemerovski, Canady, Falk & Rabkin
                           A Professional Corporation
                       Three Embarcadero Center, Suite 700
                             San Francisco, CA 94111
                            Telephone: (415) 434-1600


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF    AMOUNT TO BE      PROPOSED          PROPOSED        AMOUNT OF
   SECURITIES TO BE        REGISTERED        MAXIMUM          MAXIMUM       REGISTRATION
      REGISTERED                         OFFERING PRICE      AGGREGATE           FEE
                                            PER SHARE      OFFERING PRICE
------------------------------------------------------------------------------------------
Common Stock, $.001
par value                   281,200         $4.9375(1)       $1,388,425(1)      $479
------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low sale prices per share of the registrant's common stock on March 13, 2000, as reported on the Nasdaq National Market.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                               THE GOOD GUYS, INC.

                         281,200 Shares of Common Stock


      This prospectus covers 281,200 shares of The Good Guys, Inc. common stock, par value $.001 per share, which may be offered for sale by the Selling Shareholders who have acquired or will acquire such shares in transactions not involving a public offering, including 200,400 shares which may be offered for sale by the Selling Shareholders who may acquire such shares pursuant to the exercise of 200,400 warrants granted to them. One of the Selling Shareholders, Morgan Keegan & Company, Inc., received its warrants covering 160,000 shares in connection with services rendered to us in a private placement of our shares completed in August 1999. The other Selling Shareholder, Citron Haligman Bedecarre, received 80,800 shares and warrants covering 40,400 shares in connection with advertising services rendered to us. The warrants provide for appropriate anti-dilutive adjustments in the number of shares of common stock issuable upon their exercise, and any additional shares of common stock issued pursuant to such adjustments will also be shares whose resale is covered by this prospectus. We are registering the shares, including the shares underlying the warrants, under the Securities Act of 1933, as amended, on behalf of the Selling Shareholders in order to permit the public sale or other distribution of the shares.

            The shares may be offered and sold from time to time by the Selling Shareholders through ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. We will not realize any proceeds from the sale of the shares by the Selling Shareholders.

            Our common stock trades on the Nasdaq National Market under the symbol "GGUY." On March ___, 2000, the last reported sale price of the common stock was $____.

--------------------------------------------------------------------------------

SEE NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTORS ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS MARCH ___, 2000.

      NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE SUCH DATE.

                                TABLE OF CONTENTS

                                                                                    PAGE

Where You Can Find More Information...................................................4


Note Regarding Forward-Looking Statements And Risk Factors............................5


The Company...........................................................................8


Use Of Proceeds.......................................................................8


Selling Shareholders..................................................................9


Plan Of Distribution..................................................................9


Legal Matters........................................................................12


Experts..............................................................................12

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0300 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended September 30, 1999, and our Report on Form 10-Q for the quarter ended December 31, 1999.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the common stock offered hereby shall be deemed to be incorporated by reference in this prospectus on the date of filing such documents. Any statement contained in a document or information incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be, incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The making of a modifying or superseding statement shall not be deemed an admission that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

We will furnish without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except for the exhibits to such documents. Request should be made to:

                           Vance R. Schram
                           Vice President, Finance, Controller
                           and Secretary
                           The Good Guys, Inc.
                           7000 Marina Boulevard
                           Brisbane, California 94005-1030
                           (650) 615-5000

                 NOTE REGARDING FORWARD-LOOKING STATEMENTS AND
                                 RISK FACTORS.

This prospectus and the documents incorporated in this prospectus by reference may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements reflect our current expectations and are based upon currently available data. There are a variety of factors and risks that could cause actual results experienced to differ materially from the anticipated results or other expectations expressed in the forward-looking statements or affect the decision to invest in our securities, including, but not limited to those set forth in our Form 10-K Annual Report for the fiscal year ended September 30, 1999 and the following:

FAILURE TO RETURN TO PROFITABILITY COULD MATERIALLY AFFECT OUR VENDER AND LENDER RELATIONSHIPS.

We have experienced operating losses for the fiscal years ended September 30, 1998 and 1999 aggregating approximately $8.9 million and $39.3 million, respectively. Operating results for fiscal 1999 include a one-time charge of $9.3 million related to personnel reduction and inventory and accounts receivable write-offs. Although we believe we will be able to return to profitability in fiscal 2000 if we are able to successfully implement the turn-around strategy discussed later in this prospectus, there can be no assurance that we will be able to do so. Failure to return to profitability could have a material adverse effect on our relationships with our vendors and lenders.

LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our success depends upon the active involvement of senior management personnel, particularly Ronald Unkefer, our Chairman and Chief Executive Officer. The loss of the full-time services of Ronald Unkefer or other members of our senior management team could have a material adverse effect on our results of operations and financial condition. Except for an employment contract with Ronald Unkefer and severance agreements with our officers, we do not have employment agreements with any members of our senior management team.

COMPETITIVE FACTORS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The retail consumer electronics industry is highly competitive. We currently compete against a diverse group of retailers, including several national and regional large format merchandisers and superstores, such as Circuit City and Best Buy. Those competitors sell, among other products, audio and video consumer electronics products similar and often identical to those we sell. Certain of these competitors have substantially greater financial resources than we have. A number of different competitive factors could have a material adverse effect on our results of operations and financial condition, including, but not limited to:

     -      Increased operational efficiencies of competitors;

     -      Competitive pricing strategies;

     -      Expansion by existing competitors;

     -      Entry by new competitors into markets in which The Good Guys

     - Adoption by existing competitors of innovative store formats or retail sales methods.

OUR SALES FLUCTUATE SEASONALLY AND QUARTERLY.

Like many retailers, our business is affected by seasonal shopping patterns. The fourth calendar quarter, which is our first fiscal quarter and which includes the December holiday shopping period, has historically contributed, and is expected to continue to represent, a substantial portion of our operating results for the entire fiscal year. As a result, any factors negatively affecting us during results calendar quarter of any year, could have a material adverse effect on our results of operations for the entire year. More generally, our quarterly results of operations also may fluctuate based upon such factors as:

     -      Competition;

     -      General regional and national economic conditions;

     -      Consumer trends;

     -      Changes in our product mix;

     -      Timing of promotional events;

     -      New product introductions; and

     - Our ability to execute our business strategy effectively.

CHANGES IN CONSUMER DEMAND MAY LOWER OUR SALES OR PROFITS.

Our success depends on our ability to anticipate and respond in a timely manner to consumer demand and preferences regarding audio and video consumer products and changes in such demand and preferences. Consumer spending patterns, particularly discretionary spending for products such as those we offer, are affected by, among other things, prevailing economic conditions. In addition, the periodic introduction and availability of new products and technologies at price levels which generate wide consumer interest stimulate the demand for audio and video consumer electronics products. It is possible that these products or other new products will never achieve widespread consumer acceptance. Furthermore, the introduction or expected introduction of new products or technologies may depress sales of existing products and technologies. Significant deviations from the projected demand for products we sell would have a materially adverse effect on our results of operations and financial condition, either from lost sales or lower margins due to the need to mark down excess inventory.

LOSS OF KEY SUPPLIERS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The success of our business and growth strategy depends to a significant degree upon our maintaining a good relationship with our suppliers, particularly brand-name suppliers of stereo and video equipment such as Sony, Mitsubishi, JVC, and Panasonic. The loss of any of these key vendors or our failure to establish and maintain relationships with these or other vendors could have a material adverse effect on our results of operations and financial condition.

WE DEPEND UPON FOREIGN VENDORS.

We purchase a significant portion of our inventory from overseas vendors, particularly vendors headquartered in Japan. Changes in trade regulations, currency fluctuations or other factors may increase the cost of items we purchase from foreign vendors or create shortages of such items, which could in turn have a material adverse effect on our results of operations and financial condition. Conversely, significant reductions in the cost of such items in U.S. dollars may cause a significant reduction in retail price levels of those products and may limit or eliminate our ability to successfully differentiate The Good Guys, Inc. from other competitors, thereby resulting in an adverse effect on our sales, margin or competitive position.

SALE OF SHARES ELIGIBLE FOR FUTURE SALE UNDER OPTIONS OR WARRANTS MAY ADVERSELY AFFECT STOCK PRICE.

As of the date of this prospectus, we have outstanding stock options and warrants to purchase an aggregate of 4,580,632 shares of common stock at exercise prices ranging from $3.00 to $20.38 of which options and warrants to purchase 2,402,283 shares are exercisable now. The sale of shares covered by such options or warrants by the holders thereof, pursuant to existing registration statements or registrations statements filed upon exercise of registration rights given them or pursuant to exemptions from registration could have an adverse effect on the market price for our common stock.

                                   THE COMPANY

We were incorporated in California in 1976. On March 4, 1992, we changed our state of incorporation from California to Delaware by merging into a wholly owned Delaware subsidiary formed for that purpose. On September 1995, we transferred substantially all of our assets and liabilities to The Good Guys - California, Inc., our wholly-owned operating subsidiary.

We are a leading specialty retailer of consumer electronics products and currently operate 79 stores, 3/4 of which are located in California, with the balance in Washington, Oregon and Nevada.

On July 1, 1999, our Founder, former Chairman and Chief Executive Officer, Ronald A. Unkefer, rejoined us as our Chairman and Chief Executive Officer after purchasing for $4.7 million in cash 1,450,000 restricted shares of our common stock and acquiring warrants for an additional 1,435,000 shares of our common stock, exercisable at a price of $3.39612 per share.

In July, 1999, we announced our profitability strategy that included the following key elements:

      - Elimination of the sale of computers and home office products from our overall product mix;

      - Implementation of cost reductions with respect to general and administrative costs, as well as in store and other operating costs;

      -     Adoption of a new integrated branding and marketing campaign; and

      - A focus on providing early adopters, product-savvy consumers and middle and upper-income customers with a distinctive selection of electronics products and services.



                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares of common stock, including the shares underlying warrants by the Selling Shareholders, but will pay all expenses related to the registration of the shares, including the shares underlying warrants. We could receive up to $1,229,975 from the exercise of the warrants covered by this prospectus.

                              SELLING SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of our common stock and warrants by the Selling Shareholders as of the date of this prospectus, the number of shares, including the shares underlying warrants, included for sale in the offering and the beneficial ownership of common stock by such Selling Shareholders after the offering (assuming sale of all of the shares offered by all of the Shareholders). Such information was furnished to us by the Selling Shareholders. Morgan Keegan & Company, Inc., which has acted as a market maker in the Company's shares, received warrants covering 160,000 shares, in connection with services rendered to us in a private placement of our shares completed in August 1999 and the underlying shares are being registered herein. Citron Haligman Bedecarre received 80,800 shares and warrants covering 40,400 shares in connection with advertising services rendered to us and such shares including the shares underlying the warrants are being registered herein. Except as just described, to our knowledge, none of the Selling Shareholders has had, within the past three years any material relationship with us.


                                                                         Percentage Of
                       Shares Owned     Shares To Be    Shares To Be     Shares To Be
                       Prior To The     Sold In The     Owned After      Owned After The
Name                   Offering (1)     Offering (1)    the Offering     Offering
------------------------------------------------------------------------------------------
Citron Haligman            121,200         121,200            -0-              -0-
Bedecarre
------------------------------------------------------------------------------------------
Morgan Keegan &            160,000         160,000            -0-              -0-
Company, Inc.
------------------------------------------------------------------------------------------



            (1) Includes the shares of common stock issuable upon exercise of warrants.


                              PLAN OF DISTRIBUTION

             We are registering the shares, including shares underlying warrants, on behalf of the Selling Shareholders. As used herein, "Selling Shareholders" includes donees and pledgees, transferees or other successors-in-interest selling shares and warrants received from a Selling Shareholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares, including the shares underlying warrants, offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares, including the shares underlying warrants, will be borne by the Selling Shareholders. Sales of shares and warrants may be effected by Selling Shareholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market, in the over-the-counter market, in negotiated private transactions not effected on any exchange, through put or call options transactions relating to the shares, including the shares underlying warrants, through short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or coordinating broker acting in connection with the proposed sale of shares by Selling Shareholders.

             The Selling Shareholders may effect such transactions by selling directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of shares and warrants for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

             The Selling Shareholders and any broker-dealers that act in connection with the sale of shares, including the shares underlying warrants, might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares, including the shares and underlying warrants, sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares, including the shares underlying warrants, against certain liabilities, including liabilities arising under the Securities Act.

             Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

             Selling Shareholders also may resell all or a portion of the shares, including shares underlying warrants, in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet its criteria and conform to its requirements.

             Upon our notification by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for a sale through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

      - the name of each such selling shareholder and of the participating broker-dealer(s);

      -     the number of shares involved;

      -     the price at which such shares were sold;

      - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

      - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

      -     other facts material to the transaction.

In addition, upon our notification by a Selling Shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                          DESCRIPTION OF CAPITAL STOCK

            Common Stock. All of our outstanding shares of common stock are fully paid and non-assessable. Subject to the prior rights to the holders of preferred stock which may be issued in the future, the holders of common stock are entitled to received dividends if and when declared by the Board of Directors out of funds legally available therefor and in the event of our dissolution, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences of the holders of such preferred stock. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. Additional shares of authorized common stock may be issued without shareholder approval.

            Our Transfer Agent and Registrar is Chase Mellon Shareholder Services, 235 Montgomery Street, 23rd Floor, San Francisco, CA 94104.

            Preferred Stock. We have authorized in our Certificate of Incorporation 2,000,000 shares of preferred stock, $.001 par value per share, none of which has been issued. Authorized but unissued preferred stock is available for issuance from time to time at the discretion of our board of directors without shareholder approval. Our board of directors has the authority to prescribe for each series of preferred stock that it establishes the number, designation, preferences, limitations and relative rights of the shares of such series, subject to applicable law and provisions of any outstanding series of preferred stock. The terms of any series of preferred stock, including, but not limited to, dividend rate, redemption price, liquidation rights, sinking fund provisions, conversion rights and voting rights, and any corresponding effect on other shareholders, will be dependent largely on factors existing at the time of issuance. Such terms and effects could include restrictions on dividends on the common stock if dividends on the preferred stock are in arrears, dilution of the voting power of other shareholders to the extent a series of the preferred stock has voting rights and reduction of amounts available on liquidation as a result of any liquidation preference granted to any series of preferred stock.


                                  LEGAL MATTERS

            The legality of the common stock and warrants offered hereby will be passed upon for us by Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation.


                                     EXPERTS

            The financial statements incorporated in this registration statement by reference from the Company's Annual Report on Form 10-K for the year ended

September 30, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            Expenses payable in connection with the issuance and distribution of the securities being registered (estimated except in the case of the registration fee) are as follows:


                                                                       Amount
    SEC registration..............................................     $   479
    Legal fees and expenses.......................................     $10,000
    Accounting fees and expenses..................................     $10,000
    Miscellaneous.................................................     $ 2,000

    Total.........................................................     $22,479
                                                                       -------

    The above fees will be payable by the Company.

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by sections 102 and 145 of the Delaware General Corporation Law, the Registrant's certificate of incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

The Registrant's bylaws provide for indemnification of its directors, officers and agents, and the Company has entered into an indemnification agreement with each of its officers and directors (an "Indemnity"). Under the bylaws and such indemnification agreements, the Registrant must indemnify an Indemnity to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnity is involved by reason of having been a director or officer of the Registrant. In certain circumstances, the Registrant is also obligated to advance expenses an Indemnity may incur in connection with such actions before any resolution of the action, and the Indemnity may sue to enforce his or her right to indemnification or advancement of expenses.

The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omission while acting in their official capacities.

ITEM 17.  UNDERTAKINGS.

            (a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statements. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee" table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant ill, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 18.  EXHIBITS




    EXHIBIT NO.                                   EXHIBIT TITLE
    -----------                                   -------------
        4.1           Warrant Certificate, dated August 25, 1999 issued to
                      Citron Haligman Bedecarre containing registration rights

        4.2           Warrant Certificate, dated August 19, 1999 issued to Morgan Keegan &
                      Company, Inc.

        5.1           Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
                      Professional Corporation

       23.1           Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
                      Professional Corporation (Included in Exhibit 5.01)

       23.2           Consent of Deloitte & Touche LLP, Independent Auditors

       24.1           Power of Attorney

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, California on this 14th day of March, 2000.


                                    THE GOOD GUYS, INC.




                                       By: /s/ RONALD A. UNKEFER
                                          --------------------------------------
                                         Ronald A. Unkefer, Chairman and Chief
                                         Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dated indicated.


 /s/ RONALD A. UNKEFER             Chairman and Chief       March 14, 2000
-------------------------------    Executive Officer
(Ronald A. Unkefer)                (Principal Executive
                                   Officer)

 /s/ PAUL N. ERICKSON              Chief Financial Officer  March 14, 2000
-------------------------------    (Principal Financial
(Paul N. Erickson)                 Officer)

 /s/ VANCE R. SCHRAM               Vice President/Finance   March 14, 2000
-------------------------------    and Controller
(Vance R. Schram)                  (Principal Accounting
                                   Officer)

*STANLEY R. BAKER                  Director                 March 14, 2000
-------------------------------
(Stanley R. Baker)

*RUSSELL M. SOLOMON                Director                 March 14, 2000
-------------------------------
(Russell M. Solomon)

*JOHN E. MARTIN                    Director                 March 14, 2000
-------------------------------
(John E. Martin)

*W. HOWARD LESTER                  Director                 March 14, 2000
-------------------------------
(W. Howard Lester)

*HORST H. SCHULZE                  Director                 March 14, 2000
-------------------------------
(Horst H. Schulze)

*GARY M. LAWRENCE                  Director                 March 14, 2000
-------------------------------
(Gary M. Lawrence)

*JOSEPH P. CLAYTON                 Director                 March 14, 2000
-------------------------------
(Joseph P. Clayton)

*JOSEPH M. SCHELL                  Director                 March 14, 2000
-------------------------------
(Joseph M. Schell)


By: /s/  Vance R. Schram
   -------------------------
    Vance R. Schram
    Attorney-in-Fact

                                  EXHIBIT INDEX

    EXHIBIT NO.                                   EXHIBIT TITLE
    -----------                                   -------------
        4.1           Warrant Certificate, dated August 25, 1999 issued to
                      Citron Haligman Bedecarre containing registration rights

        4.2           Warrant Certificate, dated August 19, 1999 issued to Morgan Keegan &
                      Company, Inc.

        5.1           Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
                      Professional Corporation

       23.1           Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
                      Professional Corporation (Included in Exhibit 5.01)

       23.2           Consent of Deloitte & Touche LLP, Independent Auditors

       24.1           Power of Attorney

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